Exhibit 99.1

Media Inquiries :	Investor Inquiries:
Lynn Newman	Matthew Booher
908-953-8692 (office)	908-953-7500 (office)
973-993-8033 (home)	mbooher@avaya.com
lynnnewman@avaya.com

AVAYA REPORTS SECOND FISCAL QUARTER 2005 RESULTS

— Avaya Reports Net Income of $36 Million in Second Fiscal Quarter and Generates $96 Million in Operating Cash Flow in the Quarter

—IP Telephony Product Sales Rose Nearly 30 Percent Compared to Year Ago Period

— Board of Directors Authorizes Stock Repurchase Plan for Up to $500 Million

FOR IMMEDIATE RELEASE: TUESDAY, APRIL 19, 2005

BASKING RIDGE, N. J. – Avaya Inc., (NYSE:AV) a leading global provider of business communications software, systems and services, today reported income from continuing operations of $36 million or seven cents per diluted share in the second fiscal quarter of 2005.  These results include six cents of dilution related to the results of operations from the Tenovis acquisition. (See table for details.)

In the same quarter last year the company reported income from continuing operations of $103 million or 22 cents per diluted share. Included in the $103 million were one-time items that had a net favorable impact of $63 million or 13 cents per diluted share.  (See table for details.)

Avaya’s second fiscal quarter 2005 revenues increased 21 percent to $1.222 billion compared to revenue of $1.006 billion in the second fiscal quarter of 2004.  The revenue increase reflected the impact of recent acquisitions and revenue growth outside of the United States.  The company said U.S. product and services revenues declined year-over-year.  Avaya’s overall IP product sales rose nearly 30 percent year-over-year.  Outside of the United States, IP product sales rose more than 50 percent compared to the year ago period.

“Although our performance this quarter was not up to our expectations, we’re confident in the opportunity in IP telephony and our competitive advantage,” said Don Peterson, chairman and CEO, Avaya.  “Three key factors affected our overall performance: our implementation of a new go-to-market model in the United States, which has created some disruption affecting U. S. sales, the impact of the Tenovis integration and early signs of potential softness in the U.S. technology market.  We will take actions to manage our business, including a tighter focus on cost control, to meet these challenges, improve our performance in the United States and build on our strength in other markets.”

- more -

Year-To-Date Results

Revenues for the first six months of fiscal 2005 were $2.370 billion, an increase of 20 percent compared to revenues of $1.977 billion for the first six months of fiscal 2004.  Avaya earned $69 million or 15 cents per diluted share from continuing operations in the first six months of fiscal 2005, compared to income from continuing operations of $133 million or 30 cents per diluted share in the first six months of 2004.

Outlook For The Year

Avaya said it expects its performance in the second half will improve with sequential increases in the third fiscal quarter in revenues and profitability and with revenue growth and profitability accelerating in the fourth fiscal quarter.  However, the company believes it will not meet its previously stated goals for growing revenues, operating income and operating margin in fiscal 2005.

Stock Buyback Program

Avaya said its board of directors authorized a share repurchase plan.  Under the plan, Avaya is authorized to repurchase up to $500 million of its outstanding shares of common stock from time to time over the next two years.

These repurchases will be made at management’s discretion in the open market or in privately negotiated transactions in compliance with applicable securities laws and other legal requirements and are subject to market conditions, share price, the terms of Avaya’s credit facility and other factors.

The plan does not obligate Avaya to acquire any particular amount of common stock and the plan may be suspended or discontinued at any time.

The stock repurchase plan will be funded using Avaya’s cash on hand.

Second Fiscal Quarter Highlights

Customer Wins

The U.S. Customs and Border Protection, a Federal agency responsible for protecting the nation’s borders and ports of entry, is using Avaya Communication Manager and Avaya Media Servers to link its headquarters in Washington, D.C. with its branch offices to support business continuity and disaster recovery. Security has been supported through a security assessment conducted by Avaya Global Services, the installation of an Avaya Security Gateway and Avaya’s media encryption.

AOL Europe, the European business unit of America Online, Inc., the world’s leading interactive services company with more than 29 million members globally, has awarded Avaya a contract to provide three contact centers covering 14 locations with IP telephony.  These new IP contact centers will enable AOL to improve the speed, cost and reliability of customer services it offers to its more than 6.3 million members in France, Germany, the UK and Ireland.

BAR Honda will use IP telephony and modular messaging to improve mobile communication for over 100 employees while competing at 19 races all over the world - from Monaco to Brazil. At each race, BAR Honda’s trackside operations are supported by mobile offices built into large trucks.  The mobile offices enable employees to use softphones across broadband telephony to make communication easier and reduce communication costs while on location in other countries by an estimated 30 percent.

Tianjin Electric Power Corp. (TEPCO), a leading power company in China, selected Avaya technology and solutions for building a converged communications system in an effort to raise efficiency and benefit from advanced communications functions and applications. Avaya will provide a total solution comprising an Avaya S8700 media server, G650 gateway, IP phones and IP Softphones.

Mercedes Benz-Colombia installed an Avaya IP Telephony solution to improve customer satisfaction and cost efficiencies throughout the organization, connecting the company’s main office in Bogotá with a showroom in the north of the city, and a bus maintenance facility.  The Avaya solution also includes unified communication, which incorporates e-mail, voice mail and fax and allows users to access information from any phone, check e-mail and voice mail, set up conference calls, and manage directories and databases for contacts using voice commands.

DIRECTV implemented Avaya MultiVantage™ Communications Applications in new contact centers. The implementation is a centralized, IP contact center where calls and applications are distributed to agents in the two new centers.

Awards

Avaya received “Best in Test” back-to-back awards in competitive testing for both large and mid-sized IP PBXs by Miercom, an independent test lab.  In the large category, Avaya was the only vendor to record a perfect call-completion rating under grueling load tests of 50,000 calls an hour, and had the fastest call-control failover time, which indicates the speed of recovery in the event of a system disruption. In Miercom’s mid-market tests Avaya IP telephony solutions again earned one of the highest scores ever reported in the competition, which is widely recognized as the most rigorous and prestigious in the industry.

Avaya’s Session Initiation Protocol telephony solutions received an Editor’s Choice Award from Network Computing magazine for providing the best interoperability with third-party phones and a mature, rich set of features.

Avaya received the Frost and Sullivan Award for Contact Center End-User Choice in North America based on a survey of senior contact center decision-makers, being voted the overwhelming favorite in every category measured – including best overall solution, customer service, and training – and was cited for having the easiest and most open integrated solution.

Contact Center Express, the company’s first multimedia contact center solution designed specifically for medium-sized businesses received a “2004 Product of the Year” award by Customer Inter@action Solutions Magazine, the leading trade publication in the CRM, call center and teleservices space.

Products/Alliances

Avaya will deliver advanced mobility capabilities powered by its Internet Protocol-based software to the Nokia-developed Series 60 Platform. The company’s Communication Manager software—part of the suite of Avaya MultiVantage™ Communications Applications—will transform Series 60 mobile devices into fully functional office phones, extending full business telephony capabilities to mobile users.

Avaya Remote Managed Services is one of the first commercially available remote services that enables businesses to monitor and manage their converged Internet protocol telephony networks - in which voice and data share the same network infrastructure - without disrupting voice service.   The new software-based service proactively monitors the relationship between voice and data IP applications as well as their shared physical network infrastructure in a holistic way to enable businesses to quickly detect and in many cases automatically resolve performance issues at their source, before they can affect network operation.

Avaya expanded its  DeveloperConnection program to include qualified systems integrators, service providers and customers.  There currently are more than 400 software and hardware developer companies around the globe who are members.  They have created hundreds of innovative solutions tested for Avaya compliance.  Avaya is also creating a technology incubator, open without restriction, that enables developers to learn about Avaya technologies, obtain discounted pricing for certification training and products, and have access to the company’s application programming interfaces at no cost.

About Avaya

Avaya Inc. designs, builds and manages communications networks for more than one million businesses worldwide, including more than 90 percent of the FORTUNE 500®. Focused on businesses large to small, Avaya is a world leader in secure and reliable Internet Protocol telephony systems and communications software applications and services.

Driving the convergence of voice and data communications with business applications – and distinguished by comprehensive worldwide services – Avaya helps customers leverage existing and new networks to achieve superior business results.  For more information visit the Avaya website: http://www.avaya.com

This news release contains forward-looking statements regarding the company’s outlook for operating results based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, general industry market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations and the economic, political, and other risks associated with international sales and operations, U.S. and foreign government regulation, price and product competition, rapid technological development, dependence on new product development, the successful introduction of new products, the mix of our products and services, customer demand for our products and services, the ability to successfully integrate acquired companies, control of costs and expenses, the ability to implement in a timely manner our restructuring plans, and the ability to form and implement alliances.

For a further list and description of such risks and uncertainties, see the reports filed by Avaya with the Securities and Exchange Commission. Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NOTE:  In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release, and will disclose in its conference call discussing second quarter earnings results, certain non-GAAP financial information management believes provides useful information to investors.  The rationale for managements’ use of non-GAAP measures is included as part of the Form 8-K furnished to the SEC today.  The reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures are included as part of the supplementary materials presented with the second quarter earnings materials.  These materials are available on the Avaya investor relations website at http://investors.avaya.com/ and will be included in a subsequent filing of a Form 8-K with the SEC.

NOTE:  Avaya will host a conference call with a listen-only Q&A session to discuss these results at 5:00 p.m. EDT on Tuesday, April 19, 2005.  To ensure you are on the call from the start, we suggest you access the call 10-15 minutes early by dialing:

Within and outside the United States: 706-634-2454.

For those unable to participate, there will be a playback available from 8:00 p.m. EDT April 19, through April 26, 2005.  For the replay, if you are calling from within the United States, please dial 800-642-1687.  If you are calling from outside the United States, please dial 706-645-9291.  The passcode for the replay is 4869246.

WEBCAST Information: Avaya will webcast this conference call live, with a listen-only Q&A session.  To ensure that you are on the webcast, we suggest that you access our website (http://investors.avaya.com/) 10-15 minutes prior to the start.  Slides accompanying the conference call are available at the same location.  Following the live webcast, a replay will be available on our archives at the same web address.

Avaya Inc. and Subsidiaries
Statements of Operations
Three and Six Months Ended March 31, 2005 and 2004
(Unaudited; Dollars and Shares in Millions, except per share amounts)

	For the three months ended March 31,		For the six months ended March 31,
	2005	2004	2005	2004
REVENUE
Sales of products	$543	$495	$1,097	$977
Services	498	445	975	861
Rental and managed services	181	66	298	139
	1,222	1,006	2,370	1,977
COST
Sales of products	245	236	490	458
Services	339	264	647	530
Rental and managed services	75	35	127	70
	659	535	1,264	1,058
GROSS MARGIN	563	471	1,106	919

OPERATING EXPENSES
Selling, general and administrative	406	328	763	641
Research and development	105	83	203	166
TOTAL OPERATING EXPENSES	511	411	966	807

OPERATING INCOME	52	60	140	112
Other income (expense), net	—	(19)	(38)	(13)
Interest expense	(5)	(19)	(15)	(40)

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	47	22	87	59

Provision (benefit) for income taxes	11	(81)	18	(74)
INCOME FROM CONTINUING OPERATIONS	36	103	69	133

DISCONTINUED OPERATIONS
Income (Loss) from discontinued operations	—	21	(2)	3

(Benefit) Provision for income taxes	—	(1)	—	1
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	—	22	(2)	2

NET INCOME	$36	$125	$67	$135

	For the three months ended March 31,		For the six months ended March 31,
	2005	2004	2005	2004
EARNINGS PER SHARE - BASIC
Earnings per share from continuing operations	$0.08	$0.24	$0.15	$0.31
Earnings (loss) per share from discontinued operations	—	0.05	(0.01)	—
EARNINGS PER SHARE	$0.08	$0.29	$0.14	$0.31

EARNINGS PER SHARE - DILUTED
Earnings per share from continuing operations	$0.07	$0.22	$0.15	$0.30
Earnings (loss) per share from discontinued operations	—	0.05	(0.01)	—
EARNINGS PER SHARE	$0.07	$0.27	$0.14	$0.30

BASIC SHARES	480	435	470	428
DILUTED SHARES	493	473	493	466

Avaya Inc. and Subsidiaries
Consolidated Balance Sheets
As of March 31, 2005 and September 30, 2004
(Unaudited; Dollars in Millions, except per share amounts)

	March 31, 2005	September 30, 2004 (a)
ASSETS
Current assets:
Cash and cash equivalents	$855	$1,617
Receivables less allowances of $44 and $48 as of March 31, 2005 and September 30, 2004, respectively	793	696
Inventory	364	239
Deferred income taxes, net	69	27
Other current assets	139	145
TOTAL CURRENT ASSETS	2,220	2,724

Property, plant and equipment, net	747	509
Deferred income taxes, net	360	400
Goodwill (b)	939	257
Other intangible assets (c)	390	75
Other assets	187	194
TOTAL ASSETS	$4,843	$4,159

LIABILITIES
Current liabilities:
Accounts payable	$403	$345
Debt maturing within one year	74	299
Payroll and benefit obligations	289	328
Deferred revenue	234	178
Other current liabilities	365	273
TOTAL CURRENT LIABILITIES	1,365	1,423

Long-term debt	114	294
Benefit obligations	1,595	1,263
Deferred income taxes, net	119	—
Other liabilities	411	385
TOTAL NON-CURRENT LIABILITIES	2,239	1,942

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Series A junior participating preferred stock, par value $1.00 per share, 7.5 million shares authorized; none issued and outstanding	—	—
Common stock, par value $0.01 per share, 1.5 billion shares authorized, 480,984,308 and 455,827,524 issued (including 109,873 and 0 treasury shares) as of March 31, 2005 and September 30, 2004, respectively	5	5
Additional paid-in capital	2,936	2,592
Accumulated deficit	(907)	(974)
Accumulated other comprehensive loss	(793)	(829)
Less treasury stock at cost	(2)	—
TOTAL STOCKHOLDERS’ EQUITY	1,239	794
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,843	$4,159

Notes to the Balance Sheets:

(a)          Certain prior year amounts have been reclassified to conform to the current period presentation.

(b)         Goodwill includes $611 million related to Tenovis and $65 million related to Spectel as of March 31, 2005.

(c)          Other intangible assets include $278 million related to Tenovis and $39 million related to Spectel as of March 31, 2005.

Avaya Inc. and Subsidiaries

Operating Segments

Revenue and Operating Income (Loss) from Continuing Operations

Quarterly Trend

(Unaudited; Dollars in Millions)

REVENUE

	For the Fiscal Year Ended					For the Fiscal Year Ended
	September 30, 2004					September 30, 2005
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD

Global Communications Solutions	$480	$493	$506	$565	$2,044	$592	$625	$—	$—	$1,217
Avaya Global Services	489	511	510	511	2,021	556	597	—	—	1,153
Corporate	2	2	—	—	4	—	—	—	—	—
Total Avaya	$971	$1,006	$1,016	$1,076	$4,069	$1,148	$1,222	$—	$—	$2,370

OPERATING INCOME FROM CONTINUING OPERATIONS

	For the Fiscal Year Ended					For the Fiscal Year Ended
	September 30, 2004					September 30, 2005
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD

Global Communications Solutions	$2	$(3)	$17	$55	$71	$25	$(12)	$—	$—	$13
Avaya Global Services	53	63	68	65	249	56	27	—	—	83
Corporate: (A)	(3)	—	7	(1)	3	7	37	—	—	44
Total Avaya	$52	$60	$92	$119	$323	$88	$52	$—	$—	$140

(A) Costs remaining in the corporate category represent expenses that are not identified with the operating segments and include the under or over estimated portions of corporate overhead expenses not charged to the segments, as these expenses are allocated on a fixed basis.

Avaya Inc. and Subsidiaries

Condensed Statement of Cash Flows

Six Months Ended March 31, 2005 and 2004

(Unaudited; Dollars in Millions)

	For the six months ended		For the six months ended
	March 31, 2005		March 31, 2004

Net cash provided by operating activities of continuing operations	$60		$140

Net cash (used in) provided by investing activities of continuing operations	(450	)(a)	131	(a)

Net cash (used in) provided by financing activities of continuing operations	(380	)(b)	68

Effect of exchange rate changes on cash and cash equivalents	8		9

Net cash (used in) provided by continuing operations	(762)		348

Net cash used in discontinued operations	—		(24)

Net (decrease) increase in cash and cash equivalents	(762)		324

Cash and cash equivalents at beginning of fiscal year	1,617		1,192

Cash and cash equivalents at end of period	$855		$1,516

(a)          Includes capital expenditures of $56 and $32 and capitalized software development costs of $27 and $19 for the six months ended March 31, 2005 and 2004, respectively.

Includes $383 and $103 relating to acquisition of businesses, net of cash acquired for the six months ended March 31, 2005 and 2004, respectively.

(b)         Includes $314 related to the repurchase of the senior secured notes and $103 related to the partial repayment of the secured floating rate notes for the six months ended March 31, 2005.

Avaya Inc. and Subsidiaries

Supplemental Revenue Tables

(Unaudited, Dollars in Millions)

Revenue by Geography

					Second Fiscal Quarter
							Mix
2Q04	3Q04	4Q04	1Q05		2005	2004	2005	2004	Change
$760	$769	$822	$734	U.S.	$689	$760	56%	76%	$(71)	-9.3%
				International:
133	135	142	278	EMEA - Europe / Middle East / Africa	387	133	32%	13%	254	191.0%
59	58	59	74	APAC - Asia Pacific	89	59	7%	6%	30	50.8%
54	54	53	62	Americas, non-U.S.	57	54	5%	5%	3	5.6%
246	247	254	414	Total international	533	246	44%	24%	287	116.7%
$1,006	$1,016	$1,076	$1,148	Total revenue	$1,222	$1,006	100%	100%	$216	21.5%

Revenue by Type

					Second Fiscal Quarter
							Mix
2Q04	3Q04	4Q04	1Q05		2005	2004	2005	2004	Change
$495	$506	$565	$554	Sales of products	$543	$495	44%	49%	$48	9.7%
445	446	454	477	Services	498	445	41%	44%	53	11.9%
66	64	57	117	Rental and managed services	181	66	15%	7%	115	174.2%
$1,006	$1,016	$1,076	$1,148	Total revenue	$1,222	$1,006	100%	100%	$216	21.5%

Sales of Product by Channel

					Second Fiscal Quarter
							Mix
2Q04	3Q04	4Q04	1Q05		2005	2004	2005	2004	Change
$211	$219	$280	$261	Direct	$265	$211	49%	43%	$54	25.6%
284	287	285	293	Indirect	278	284	51%	57%	(6)	-2.1%
$495	$506	$565	$554	Total sales of products	$543	$495	100%	100%	$48	9.7%

GCS Revenue by Class

					Second Fiscal Quarter
							Mix
2Q04	3Q04	4Q04	1Q05		2005	2004	2005	2004	Change
$295	$299	$336	$354	Large Communications Systems	$393	$295	63%	60%	$98	33.2%
58	57	59	69	Small Communications Systems	78	58	13%	12%	20	34.5%
131	133	159	150	Converged Voice Applications	145	131	23%	26%	14	10.7%
9	17	11	19	Other	9	9	1%	2%	—	0.0%
$493	$506	$565	$592	Total revenue - GCS	$625	$493	100%	100%	$132	26.8%

AGS Revenue by Class

					Second Fiscal Quarter
							Mix
2Q04	3Q04	4Q04	1Q05		2005	2004	2005	2004	Change
$362	$359	$358	$371	Maintenance	$372	$362	62%	71%	$10	2.8%
83	87	95	103	Implementation and integration services	122	83	21%	16%	39	47.0%
66	64	57	79	Rental and managed services	96	66	16%	13%	30	45.5%
—	—	1	3	Other	7	—	1%	0%	7	n/a
$511	$510	$511	$556	Total revenue - AGS	$597	$511	100%	100%	$86	16.8%

Avaya Inc. and Subsidiaries

Certain Items Included in Reported Results That May Affect Comparability

Three Months Ended March 31, 2005 and 2004

(Unaudited; Dollars in Millions, except per share amounts)

	For the three months ended March 31,
	2005	2004

Certain Items Included in Income from Continuing Operations:
Loss on Senior Secured Notes extinguishment	$—	$(21)
Loss on sale of CommScope common shares	—	(5)
Favorable settlement of certain tax matters	—	89
Net Impact of Certain Items Included in Income from Continuing Operations	—	63
Diluted Shares	493	473
Net Impact of Certain Items on Diluted EPS	$—	$0.13
Results of Tenovis operations	(0.06)	—
Impact of Certain Items and Tenovis Operations	$(0.06)	$0.13

Diluted EPS - As Reported	$0.07	$0.22
Impact of Certain Items described above	—	(0.13)
Results of Tenovis operations	0.06	—
EPS as adjusted for above items	$0.13	$0.09